EXHIBIT 24(a)

              CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-35353 and 33-21903) of United Television, Inc. of our report dated February 4, 1994 appearing on page 21 of the Annual Report to Shareholders of United Television Inc. which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 21 of this Form 10-K.


PRICE WATERHOUSE
Century City, California
March 29, 1994